SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Halifax Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312
_______________________________

ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

     It is my pleasure to invite you to attend the Annual Meeting of Halifax Shareholders. We will be holding the Annual Meeting on July 23, 2004 at 10:00 a.m., local time, at the Sheraton Pentagon South Hotel, 4641 Kenmore Avenue, Alexandria, VA 22304.

     During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and proxy statement and report on the Company’s business operations.

     This booklet includes the Notice of Annual Meeting of Shareholders, proxy statement and proxy card and voting instructions. The 2004 Annual Report to Shareholders is also enclosed. The proxy statement provides information about Halifax in addition to describing the business we will conduct at the Annual Meeting.

     We encourage your attendance and look forward to seeing you at the meeting, but whether or not you plan to attend, your vote is very important to us. Information about voting procedures can be found in the proxy statement and on the stub portion of the enclosed proxy card. Please return a signed proxy card so that you can be sure your shares will be voted.

Sincerely,

Charles L. McNew
President and Chief Executive Officer

HALIFAX CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 23, 2004

To the Shareholders of Halifax Corporation:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders (the “Annual Meeting”) of Halifax Corporation (the “Company”) will be held at the Sheraton Pentagon South Hotel, 4641 Kenmore Avenue, Alexandria, VA 22304 on July 23, 2004, at 10:00 a.m., local time.

     We are holding the meeting for the following purposes:

1. The election of seven (7) directors, each for a one (1) year term; and

2. The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors is not aware of any other matters to be brought before the Annual Meeting.

     The Board of Directors has fixed the close of business on June 11, 2004, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

     In addition to the proxy statement, proxy card and voting instructions, a copy of the Company’s 2004 Annual Report to Shareholders, which is not part of the proxy soliciting materials, is enclosed.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING PLEASE SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE. PLEASE REVIEW THE INSTRUCTIONS ON THE PROXY CARD REGARDING YOUR VOTING OPTIONS. YOU CAN REVOKE A PROXY AT ANY TIME PRIOR TO ITS EXERCISE AT THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE ENCLOSED PROXY STATEMENT.

By Order of the Board of Directors

Ernest L. Ruffner
Alexandria, Virginia	Secretary
June 21, 2004

HALIFAX CORPORATION
5250 Cherokee Avenue
Alexandria, Virginia 22312

PROXY STATEMENT

     The Annual Meeting of Shareholders of Halifax Corporation (the “Company”) will be held on July 23, 2004, at 10:00 a.m., local time, at the Sheraton Pentagon South Hotel, 4641 Kenmore Avenue, Alexandria, Virginia 22304, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described more fully below (the “Annual Meeting”). The approximate date on which this proxy statement and the accompanying proxy card will first be sent or given to shareholders is June 21, 2004.

     Sending in a signed proxy card will not affect the shareholder’s right to attend the Annual Meeting and vote in person since the proxy card is revocable.

     The enclosed proxy is being solicited on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting, including any postponements or adjournments thereof.

     At the Annual Meeting, shareholders will vote upon the election of directors. The Board of Directors is not aware of any other matter to be brought before the Annual Meeting.

Costs of Proxy Solicitation

     The cost of preparing, assembling and mailing the notice, proxy statement and proxy card and miscellaneous costs with respect to the same will be paid by the Company. The Company may, in addition, use the services of its officers, directors and employees to solicit proxies personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Proxies and Voting

     A proxy card is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy card will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals prior to voting your proxy card. If your proxy is signed and returned without specifying a vote on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal.

     You may revoke your proxy card at any time before it is voted at the meeting by taking one of the following actions: (1) giving timely written notice of the revocation to the Secretary of the Company (the “Secretary”); (2) executing and delivering a later dated proxy card; or (3) voting in person at the Annual Meeting.

     The enclosed proxy card confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters about which the Company did not receive notice prior to May 6, 2004, (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification at the Annual Meeting of the action taken at such prior meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and proxy card pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy card will vote in accordance with their best judgment.

SHARES OUTSTANDING AND VOTING RIGHTS

     Only shareholders who held shares of the Company’s common stock, par value $0.24 per share (the “Common Stock”), of record at the close of business on June 11, 2004 (the “Record Date”), will be entitled to notice of and vote at the Annual Meeting. As of the Record Date, there were 2,915,412 shares of Common Stock outstanding. The holders of the Common Stock on the Record Date are entitled to receive notice of and vote at the Annual Meeting or any postponement or adjournment thereof. In order for a quorum to be present at the Annual Meeting, one-third of the shares of Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

     Under the rules of the American Stock Exchange (“AMEX”), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instruction from beneficial owners. Such votes are known as “broker non-votes,” and are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining whether a proposal has been approved by the shareholders. A shareholder who abstains from a vote by registering an abstention vote will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on the particular matters. Abstentions and broker non-votes are not counted as votes cast in the election of directors.

     Each share of Common Stock outstanding is entitled to one vote on each matter, which may be brought before the Annual Meeting. Directors are elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote. Each other matter to be voted upon, if any, requires the affirmative vote of a majority of the votes of shares present or represented at the meeting and entitled to vote on such matter.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of June 11, 2004: (1) the number of shares of the Common Stock owned beneficially by each person who owned of record, or is known by the Company to have owned beneficially, more than 5% of such shares then outstanding; (2) the number of shares owned by each director and the Chief Executive Officer and the five most highly compensated executive officers of the Company whose salary and bonus totaled $100,000 or more during fiscal 2004 (the “Named Executive Officers”); (3) each nominee for director; and (4) the number of shares owned beneficially by all executive officers and directors as a group. Information as to the beneficial ownership is based upon statements furnished to the Company by such persons.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent
Estate of Arch C. Scurlock	894,913	(1)	28.5%
c/o Executor 1753 Army Navy Drive Arlington, VA 22202
Gary M. Lukowski	157,773	(2)	5.4
11321 NE 120th Street Kirkland, WA 98034
Jai N. Gupta, Shashi A. Gupta and RSSJ Associates, LLC	198,486	(3)	6.8
1173 Dolly Madison Blvd. McLean, VA 22101
Hugh M. Foley	27,723	(4)	1.0
5250 Cherokee Avenue Alexandria, VA 22312
Charles L. McNew	113,947	(5)	3.8
5250 Cherokee Avenue Alexandria, VA 22312
Joseph Sciacca	56,775	(6)	1.9
5250 Cherokee Avenue Alexandria, VA 22312
James L. Sherwood, IV	9,975	(7)	*
5250 Cherokee Avenue Alexandria, VA 22312
John H. Grover	58,785	(8)	2.0
5250 Cherokee Avenue Alexandria, VA 22312
Thomas L. Hewitt	45,614	(9)	1.6
5250 Cherokee Avenue Alexandria, VA 22312
Jonathan L. Scott	47,377	(10)	1.6
5250 Cherokee Avenue Alexandria, VA 22312

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent
Gerald F. Ryles	101,491	(11)	3.5
11321 N.E. 120th Street Kirkland, WA 98034
Arch C. Scurlock, Jr.	18,217	(12)	*
5250 Cherokee Avenue Alexandria, VA 22312
John M. Toups	49,797	(13)	1.7
5250 Cherokee Avenue Alexandria, VA 22312
Daniel R. Young	35,097	(14)	1.2
5250 Cherokee Avenue Alexandria, VA 22312
All officers and directors as a group, (11) persons)	564,798	(15)	18.2%

*	Less than 1%

(1)	Based in part on a Schedule 13D/A filed with the SEC on December 24, 2003. Includes 784,422 shares held directly, 13,167 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date, and 97,324 shares that the 7% convertible subordinated debt is convertible into at $4.11 per share, which are convertible within 60 days of the record date. Dr. Scurlock’s wife, as executrix of his estate, has sole voting and dispositive power of the Company’s Common Stock held directly by the estate. Dr. Scurlock was the father of Arch C. Scurlock, Jr. Mr. Scurlock, Jr. is a beneficiary of the estate.

(2)	Based on a Schedule 13D filed with the SEC on September 9, 2003. Mr. Lukowski, an employee of the Company, reported sole voting and dispositive power over the shares.

(3)	Based on a Schedule 13 D/A filed with the SEC by Jai N. Gupta, Shashi A. Gupta and RSSJ Associates, LLC on September 8, 2003. Includes 121,655 shares held directly by RSSJ Associates LLC as well as 24,331 shares subject to warrants held directly by RSSJ Associates LLC, which are exercisable within 60 days of the Record Date, and 52,300 shares held directly by Jai M. Gupta, a senior officer of RSSJ Associates, LLC. Mr. and Mrs. Gupta are the sole owners of RSSJ Associates, LLC and as a result may be deemed to beneficially own the 145,986 shares held directly by RSSJ Associates, LLC.

(4)	Includes 12,165 shares held indirectly, 13,125 shares subject to options granted pursuant to the Employee Stock Option Plan, which are exercisable within 60 days of the Record Date, as well as 2,433 shares subject to warrants, which are exercisable within 60 days of the Record Date.

(5)	Includes 8,500 shares held directly, 24,331 shares held indirectly by a trust for a retirement account, 76,250 shares subject to options granted pursuant to the Employee Stock Option Plan, which are exercisable within 60 days of the Record Date, as well as 4,866 shares subject to warrants which are exercisable within 60 days of the Record Date.

(6)	Includes 9,925 shares held directly, 19,484 shares held indirectly by a trust for a retirement account, 22,500 shares subject to options granted pursuant to the Employee Stock Option Plan, which are exercisable within 60 days of the Record Date, as well as 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

(7)	Includes 2,225 shares held directly as well as 7,750 shares subject to options granted pursuant to the Employee Stock Option Plan, which are exercisable within 60 days of the Record Date.

(8)	Includes 1,500 shares directly, 41,285 shares owned by Grofam, L.P., 16,000 shares subject to options granted pursuant the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date.

(9)	Includes 5,000 shares owned directly, 24,331 shares held by the Hewitt Family, LLC as well as 11,417 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date, and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

(10)	Includes 27,301 shares held directly and 20,076 shares held indirectly by a trust for a retirement account.

(11)	All shares held by the G. and A. Ryles Living Trust dated October 28, 1968.

(12)	Includes 17,150 shares held directly, 1,067 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date, and excludes shares held by the Estate of Arch C. Scurlock, in which Mr. Scurlock is a beneficiary (see note 1 above) with respect to which Mr. Scurlock disclaims beneficial ownership due to his lack of voting or dispositive power with respect to such shares.

(13)	Includes 28,931 shares held directly as well as 16,000 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date, and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

(14)	Includes 24,331 shares held directly as well as 5,900 shares subject to options granted pursuant to the Non-Employee Director Stock Option Plan, which are exercisable within 60 days of the Record Date and 4,866 shares subject to warrants, which are exercisable within 60 days of the Record Date.

(15)	Includes 124,863 shares held directly, 243,163 shares that may be deemed to be indirectly beneficially owned, 170,009 shares subject to options, which are exercisable within 60 days of the Record Date, and 26,763 shares subject to warrants, which are exercisable within 60 days of the Record Date.

PROPOSAL I - ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Company shall be managed by a Board of Directors consisting of between three and seven members, the precise number of directors to be fixed from time to time by resolution of the Board of Directors. The number of directors has been fixed at seven.

     Each director is elected to serve until the next annual meeting of shareholders or until the election and qualification of his respective successor. The Board of Directors, based upon recommendation from the Nominating and Corporate Governance Committee, has nominated the nominees named below, which nominees are currently serving as directors and have indicated their willingness to continue serving as directors. The Board of Directors knows of no reason why such nominees would be unable to serve as directors. The Company expects each nominee to be able to serve if elected, but if any nominee notifies the Company before the meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Board of Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board of Directors as equals the number of nominees who are able to serve.

     In accordance with the Merger Agreement pursuant to which the Company acquired Microserv, Inc. (the “Merger Agreement”), the Company agreed that the former shareholders of Microserv, Inc., shall have the right to nominate a director to the Company’s Board of Directors so long as such former shareholders collectively own greater than 50% of the number of shares of Common Stock issued to them pursuant to the Merger Agreement. As of the Record Date, the former shareholders collectively owned greater than 50% of the number of shares of Common Stock issued to them pursuant to the Merger Agreement. Gerald F. Ryles is the nominee of the former shareholders of Microserv Inc. The Company agreed in the Merger Agreement to recommend, consistent with the fiduciary duties of its Board of Directors, such nominee to the Company’s shareholders and to undertake its best efforts to secure the election of such nominee. In addition, pursuant to a voting agreement executed in connection with the Merger Agreement, Charles L. McNew, Joseph Sciacca, Hugh M. Foley and Thomas J. Basile (a former employee) agreed, subject to certain limitations concerning the qualification of the nominee, to vote their respective shares of voting capital stock of the Company in favor of the nominee of the former shareholders of Microserv, Inc. As recommended by the Nominating and Corporate Governance Committee, the Board of Directors also nominated Mr. Ryles for election as director.

     The following table sets forth the name and age of each of the nominees to the Board of Directors of the Company, together with their respective periods of service as directors and other positions with the Company:

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background
John H. Grover	76	1984	John H. Grover, presently Chairman of the Board of Directors, has been a Director of the Company since 1984. From December 2002 until its liquidation in December 2003, Mr. Grover served as President of Research Industries Incorporated, a private investment company. Prior to such time, he served as Executive Vice President, Treasurer and Director of Research Industries Incorporated from 1968 until June 2003, and as a Director of TransTechnology Corporation from 1969 to 1992. In addition, he presently serves as a director of Westgate Partners, Inc., World Resources Co., Parkgate Group, LLC, Aviation Facilities Company, Inc., AFCI and Nano-C, Inc. He is a general partner of Grofam, L.P. and on the Compensation Committee of AFCI.

Thomas L. Hewitt	65	2000	Thomas L. Hewitt founded Federal Sources in December of 1984, a market research and consulting firm, and served as the Federal Sources’ Chief Executive Officer until the recent sale of the Federal Sources in 2000. Prior to founding Federal Sources, Mr. Hewitt served as a Senior Vice President of Kentron; an information technology professional services company acquired by PRC, and held several senior level positions at Computer Science Corporation, an information technology systems integration company, including President of the Infonet Government Systems Division and VP of Program Development of the Systems Group. Mr. Hewitt is currently a director of GTSI, a reseller of software and hardware. Mr. Hewitt became a director of the Company in 2000.

Charles L. McNew	52	2000	Charles L. McNew joined the Company in July 1999 and was appointed President and Chief Executive Officer on May 8, 2000. Mr. McNew became a director of the Company in 2000. He had been acting President and Chief Executive Officer from April 14, 2000 to May 7, 2000 and prior to that was Executive Vice President and Chief Financial Officer. Prior to joining the Company, from July 1994 through July 1999, Mr. McNew was Chief Financial Officer and later Chief Operating Officer of NumereX Corporation, a public Company which develops and markets communications and information products and services.

Gerald F. Ryles	68	2003	Gerald F. Ryles served as Chairman of the Board and Chief Executive Officer of Microserv, Inc. from January 1994 until January 2001. From January 2001 until the Company’s acquisition by merger of all of the issued and outstanding capital stock of Microserv, Inc., on August 29, 2003, Mr. Ryles served as the Chairman of the Board of Microserv, Inc. Mr. Ryles also serves as a director of Giant Campus, Inc., a software company.

Arch C. Scurlock, Jr.	57	2003	Arch C. Scurlock, Jr. served as Vice President of Research Industries Incorporated from 1987 until December 2003 and as a director of Research Industries, Incorporated from 1983 until December 2003. From 1977 to 1987, Mr. Scurlock was a chemical engineer at Atlantic Research Corporation, a government research company. Mr. Scurlock is the son of the late Dr. Scurlock, Sr. He has served as a member of the Board of Directors since March 2003.

		Date First
Nominee	Age	Elected	Principal Occupation and Employment; Other Background
Daniel R. Young	70	2001	Daniel R. Young became a Director of the Company in March 2001. This year, Mr. Young acted as director (and a member of the Compensation Committee) of GTSI Corp., a reseller of software and hardware, and a director (and member of the Audit Committee) of the Analex Corp. Mr. Young, former Vice Chairman and Chief Executive Officer of Federal Data Corporation (“FDC”), a government IT service company, retired in 2000 after having served in various executive capacities for more than two decades. He joined FDC in 1976 as the Executive Vice President, and in 1985, was elected President and Chief Operating Officer. Following the acquisition in 1995 of FDC by The Carlyle Group, a private investment group, Mr. Young assumed the position of President and Chief Executive Officer. In 1998, he was elected Vice Chairman of the Board of Directors. Before joining FDC, Mr. Young was an executive of Data Transmission Company. He ultimately became Executive Vice President, and, prior to that, held various engineering, sales and management positions at Texas Instruments, Inc., a computer equipment manufacturer. He also served in the U.S. Navy as a sea officer.

John M. Toups	78	1993	John M. Toups served as President and Chief Executive Officer of Planning Research Corporation (“PRC”), a government IT service company, from 1978 to 1987. Prior to that he served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp and is currently a Director of CACI International, Inc., an information technology company, NVR, Inc. a home builder company, Thermatrix, Inc., an air emissions control technology company, Andrulis Corporation, an information systems company and GTSI, a reseller of software/hardware company. Mr. Toups became a director of the Company in 1993.

Governance of the Company

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets quarterly during the year to review significant developments affecting the Company and to act upon matters requiring Board of Directors approval. In addition, the Board of Directors receives monthly reports of significant activities that occur between meetings. It also may hold special meetings when important matters require action by the Board of Directors between scheduled quarterly meetings. Members of senior management attend Board of Directors meetings to report on and discuss their areas of responsibility. During fiscal year 2004, there were five (5) meetings of the Board of Directors.

     All directors attended all of the meetings of the Board of Directors and each meeting of the committee(s) on which he served.

Committees of the Board of Directors and their Functions

     The Board of Directors has established a number of committees, including the Audit Committee, the Compensation and Employee Benefits Committee, and the Nominating and Corporate Governance Committee, each of which is briefly described below.

     Audit Committee. The Audit Committee assists the Board of Directors in maintaining the integrity of the Company’s financial statements, and of its financial reporting processes and systems of internal audit controls, and the Company’s compliance with legal and regulatory requirements. The Audit Committee reviews the scope of independent audits and assesses the results. The Audit Committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee also meets with the independent auditors and with appropriate financial personnel concerning these matters. The Audit Committee selects, compensates, appoints and oversees the Company’s independent auditors. The independent auditors periodically meet alone with the Audit Committee and always have unrestricted access to the Audit Committee. The Audit Committee also approves related party transactions. The Audit Committee, which currently consists of Messrs. Toups, Young and Hewitt, met five (5) times in 2004. The Board of Directors has determined that each of Messrs. Toups, Young and Hewitt are independent as defined in applicable rules of the AMEX Company Guide and Rule 10A-3 of the Exchange Act and that John Toups and Daniel Young qualify as “audit committee financial experts” as defined under Item 401 of Regulation S-K.

     Compensation and Employee Benefits Committee. The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and advises the Board of Directors regarding employee benefit plans. The Compensation and Employee Benefits Committee establishes the compensation structure for senior managers of the Company, approves the compensation of senior executives of the Company, and makes recommendations to the independent directors of the Board of Directors with respect to compensation of the Chief Executive Officer. The Compensation and Employee Benefits Committee members are Messrs. Grover, Toups and Hewitt. Each member is independent as defined in applicable rules of the AMEX Company Guide. In addition, each member is a nonemployee director as defined in Rule 16b-3(b)(3) of the Exchange Act. During the year ended March 31, 2004, the committee held five (5) meetings.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee advises and makes recommendations to the Board of Directors on all matters concerning directorships, including the selection of candidates as nominees for election as directors and committee membership. The Nominating and Corporate Governance Committee is responsible for developing corporate governance policies and administering the Code of Business Conduct and Ethics. The Nominating and Corporate Governance Committee also recommends potential successors for key management. The Nominating and Corporate Governance Committee currently consists of Messrs. Grover, Toups and Young and held one (1) meeting in 2004. Each member is independent as defined in applicable rules of the AMEX Company Guide. On April 23, 2004, the Nominating and Corporate Governance Committee recommended to the Board of Directors the slate of directors for election at the Annual Meeting.

Director Nomination Process

     General Information. The Company has a standing nominating and corporate governance committee of the board of directors (the “Board”) that is responsible for, among other matters, determining the types of backgrounds needed to strengthen and balance the Board, establishing criteria for selecting new directors, recommending nominees for director and recommending directors for membership on various Board committees for consideration of the full Board. See the nominating and corporate governance committee charter, which is attached as an appendix to this proxy statement, for a complete list of the nominating and corporate governance committee’s duties and responsibilities.

     Messrs. Toups, Grover and Young constitute the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent, as independence for nominating and corporate governance committee members is defined in the American Stock Exchange Company Guide (“AMEX Company Guide”). The nominating and corporate governance committee held five (5) meetings during the fiscal year ended March 31, 2004.

     Consideration of Director Candidates Recommended or Nominated by Shareholders. The nominating and corporate governance committee will consider properly submitted shareholder recommendations of director candidates. A shareholder who wishes to recommend a prospective director nominee should send a letter to the Chairman of the nominating and corporate governance committee at: 5250 Cherokee Avenue, Alexandria, VA 22312. Such letter must be signed and dated and the following information must be included in or attached to the letter:

•	name and address of the shareholder making the recommendation;

•	proof that the shareholder was the shareholder of record, and/or beneficial owner, of the Company’s common stock as of the date of the letter;

•	the name, address and resume of the recommended nominee; and

•	the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.

     The deadline for submitting the letter recommending a prospective director nominee for next year’s annual meeting of shareholders, is February 23, 2005, provided the shareholder making the recommendation would like the nominating and corporate governance committee to consider recommending such recommended candidate to the full Board for inclusion into the proxy materials for the next year’s annual meeting of shareholders.

     In addition, Section 10 of Article III of the Company’s Bylaws, as amended (the “Bylaws”), permits a shareholder to nominate directors for election at the Company’s shareholders meeting, provided the shareholder follows the procedures summarized below.

•	shareholder nominations for directors to be elected, which have not been previously approved by the nominating and corporate governance committee, must be submitted to the Chairman of the nominating and corporate governance committee in writing by certain deadlines specified in the Bylaws;

•	each shareholder nomination must set forth the following:

•	the name and address of the shareholder making the nomination and the person(s) nominated;

•	a representation that the shareholder is a holder of record, and/or beneficial owner, of voting stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

•	description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

•	such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (“SEC”) had the nominee been nominated by the nominating and corporate governance committee, including, but not limited to, the principal occupation of each proposed nominee; and

•	the consent of each nominee to serve as a director of the Company if so elected.

     The deadline for submitting shareholder nominations pursuant to the foregoing procedure in connection with the next annual meeting of shareholders is February 23, 2005.

     The Company’s Bylaws are available upon the shareholder’s written request, at no cost, to Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312, Attention: Corporate Secretary

     Director Qualifications. In order to be nominated for director, a director candidate must meet the following criteria:

•	the director must be a natural person over 21 years of age;

•	the director should have high-level business experience;

•	the director should have knowledge about the issues affecting the Company’s business and the industry in which the Company operates;

•	the director should have high moral character and share the values of the Company as outlined in the Company’s Code of Business Conduct and Ethics; and

•	the director should have sufficient time to devote the director’s energy and attention to the diligent performance of the director’s duties, including, but not limited to, review of the Company documents, SEC filings and other materials and the attendance of the Board and committee meetings, as applicable.

     Additional special criteria apply to directors being considered to serve on a particular committee of the Board, including, but not limited to, the audit committee. For instance, the nominating and corporate governance committee will review whether the director nominee is independent, as independence is defined in the AMEX Company Guide.

     Identifying and Evaluating Nominees for Director. The nominating and corporate governance committee assesses the appropriate size of the Board in accordance with the Company’s Articles of Incorporation, as amended, and Bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next annual meeting of shareholders. If vacancies are anticipated, or otherwise arise, the nominating and corporate governance committee considers candidates for director suggested by members of the nominating and corporate governance committee and other Board members as well as management, shareholders and other parties and makes recommendations to the full Board regarding proposed candidates to fill the vacancy. The nominating and corporate governance committee also has the sole authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the nominating and corporate governance committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

     In the case of an incumbent director whose term of office expires, the nominating and corporate governance committee reviews such director’s service to the Company during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a Board member outlined above, including the director’s independence, as well as any special qualifications required for a member of a Board committee if such director serves on one or more committees of the Board and makes a recommendation regarding such director’s nomination for reelection to the full Board. When a member of the nominating and corporate governance committee is an incumbent director eligible to stand for re-election, such director does not participate in the discussion of such director’s recommendation for nomination for election as a director by the nominating and corporate governance committee.

     In the case of a new director candidate, the nominating and corporate governance committee will evaluate whether the nominee is independent, as independence is defined in the AMEX Company Guide, and whether the nominee meets the qualifications for a Board member outlined above as well as any special qualifications applicable to a member of the Board committee, on which the nominee may be appointed to serve if elected. In connection with such evaluation, the nominating and corporate governance committee determines whether the committee should interview the nominee, and if warranted, one or more members of the nominating and corporate governance committee interview the nominee in person or by telephone.

     Upon completing the evaluation, and the interview in case of a new candidate, the nominating and corporate governance committee makes a recommendation to the full Board as to whether to nominate the director nominee for election at the shareholders meeting.

Independence of Directors

     The Board of Directors has determined that Messrs. Grover, Toups, Hewitt and Young are “independent” within the definitions contained in the applicable listing standards of the American Stock Exchange.

Communication with the Board of Directors

     A majority of the Board of Directors members are independent as defined by the applicable listing standards of the AMEX Company Guide. The Company’s shareholders may communicate issues or concerns regarding the Company’s business or the functions of the Board of Directors to the Board of Directors or individual members of the Board of Directors, including the Chairman of the Board’s Nominating and Corporate Governance, Compensation or Audit Committees, c/o the Secretary, Halifax Corporation, 5250 Cherokee Avenue, Alexandria, VA 22312.

     The Secretary will review all correspondence and will create a log of all correspondence received. The Secretary will periodically forward any correspondence received from a holder of the Company’s securities which deals with concerns regarding the Company’s business or with the functions of its Board of Directors or which he otherwise determines requires their attention, to the Board of Directors or to the member of the Board of Directors to whom the correspondence is addressed. Directors may at any time review the log of all correspondence received and request copies of any such correspondence. Concerns relating to questionable accounting, internal controls or auditing matters will be brought to the attention of the Board of Directors in accordance with the procedures established by the Audit Committee with respect to such matters and set forth in the Company’s Whistle Blower Policy.

Attendance at Annual Meetings of Shareholders

     The Board of Directors has adopted a policy that a majority of the Company’s directors attend the Company’s Annual Meeting of Shareholders. All of the Company’s directors attended last year’s annual meeting of shareholders

Director Compensation

     Directors who are not officers of the Company receive an annual fee of $1,000. During the fiscal year ended March 31, 2004, those Directors also received $2,000 for each meeting of the Board of Directors, which they attended. Each Director was granted options to purchase 5,000 shares of Common Stock on the first of the month following the date of the annual meeting of shareholders on which they are initially elected and options to purchase up to 2,000 shares of Common Stock on each annual reelection by the shareholders as a Director of the Company. Such options are granted at an exercise price equal to or greater than the fair market value of the Common stock on the date of grant.

     The following table sets forth information concerning options granted to non-employee directors as of March 31, 2004.

Non-Employee Directors Stock Option Plan

		Percent Total			Potential Realizable Value at
		Options Granted	Exercise		Assured Annual Rates of Stock Price
	Options	to Employees in	or Base		Appreciation for
Name	Granted	Fiscal Year	Price ($)	Expiration Date	Option Term(1)
					5%($)	10%($)
John H. Grover	2,000	5%	4.11	7/23/2013	$13,390	$21,321
Chairman of the Board
Thomas L. Hewitt	2,000	5%	4.11	7/23/2013	13,390	21,321
Director
Gerald F. Ryles	—	—	—	—	—	—
Director
Arch C. Scurlock, Jr	5,000	13%	4.11	7/23/2013	33,474	53,301
Director
John M. Toups	2,000	5%	4.11	7/23/2013	13,390	21,321
Director
Daniel R. Young	2,000	5%	4.11	7/23/2013	13,390	21,321
Director

TOTAL	13,000				$100,424	$159,908

(1)	Represents the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

     The overall philosophy regarding compensation of the Company’s executive officers continues to be based upon the concept that in order to achieve the Company’s objectives of progress, growth and profitability it is necessary to attract and retain qualified executives who are motivated to provide a high level of performance. A vital element in this motivation is to offer an executive compensation program that is not only competitive but rewards those executives whose efforts enable the Company to achieve its goals. To accomplish this objective, the Compensation and Employee Benefits Committee has an established policy whereby a significant segment of an executive’s total compensation is related directly to performance resulting in the interest of the Company’s executives being parallel with the interests of its shareholders.

     The executive compensation program includes three elements, which are intended to constitute a flexible and balanced method of establishing total compensation. These are base salary, annual bonus and stock options. When combined, these elements are intended to provide key executives sufficient motivation and incentives so that their efforts will maximize corporate performance thereby enhancing shareholder value. In accomplishing this objective, the compensation program seeks to balance performance rewards with what is reasonable under the total circumstances including the competitiveness of the executive marketplace.

     The base salaries of the executive officers, including the Chief Executive Officer, are a reflection of the size of the Company, the scope of responsibility of each individual and the extent of experience in their particular positions. Reviewed annually, base salaries are related indirectly to the Company’s performance and marginally related to the cost of living.

     Because of the difficult economic conditions in the marketplace, the management team imposed cost containment measures, which included temporary 10% salary reductions to the executive officers, including the Chief Executive Officer, through December 31, 2003. Effective January 1, 2004 the salaries were returned to prior levels. The Compensation and Employee Benefits Committee approved these measures.

     Mr. McNew was appointed President and Chief Executive Officer effective May 8, 2000. Prior to that, Mr. McNew served as Executive Vice President of the Company from July 1999 and Chief Financial Officer from September 1999. On July 1, 2002, Mr. McNew’s base salary increased to $240,000. On March 1, 2003, Mr. McNew’s salary was temporarily reduced by 10% to $216,000 and was restored on January 1, 2004 to $240,000.

     The second component of the executive compensation program is incentive compensation related to the achievement of business plan objectives. The business plan and related objectives are reviewed and approved by the Board of Directors. Executives who qualify under the program are monetarily awarded if specific objectives are achieved and can be further rewarded, based upon a formula calculation if assigned objectives are exceeded. Mr. McNew did not earn incentive compensation for the fiscal year ended March 31, 2004. For the fiscal year ended March 31, 2005, Mr. McNew may qualify for incentive compensation, which could total $50,000 or more based on the achievement of certain objectives.

     The final component of the executive compensation program is the 1994 Key Employee Stock Option Plan (“Plan”) which was adopted and approved by the Company’s shareholders at the 1994 annual meeting and is for the benefit of the Company’s key employees, including officers, who meet certain criteria. The purpose of the Plan is to attract, motivate, and retain those highly competent individuals upon whose judgment, initiative, and leadership, the continued success of the Company depends. The Plan is administered by a committee of three members of the Board of Directors who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee has sole discretion and authority to determine from among eligible employees those to whom and time or times at which, options may be granted, the numbers of shares of Common Stock to be subject to each option, and the type of option to be granted. On April 27, 2004, Mr. McNew was granted options to acquire 25,000 shares of the Company’s common stock at an exercise price of $4.45 per share. On March 20, 2003, Mr. McNew was granted options to acquire 10,000 shares of the Company’s common stock at an exercise price of $3.10 per share. On March 20, 2002, Mr. McNew was granted options to acquire 25,000 shares of the Company’s common stock at an exercise price of $4.05 per share. On October 5, 1999 and May 18, 2000 Mr. McNew was granted options to acquire 45,000 and 25,000 shares of the Company’s common stock at exercise prices of $5.75 and $5.50 per share, respectively.

     No member of the Compensation and Employee Benefits Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation and Employee Benefits Committee

John H. Grover
John M. Toups
Thomas Hewitt

EXECUTIVE COMPENSATION

     The following table sets forth information relating to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 as of the close of the fiscal year ended March 31, 2004 (the “Named Executive Officers”), for services rendered in all capacities during the fiscal years ended March 31, 2004, 2003 and 2002.

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation
					Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation
Charles L. McNew(2)	2004	$219,865	—	—	—	$5,216	(3)
President and Chief	2003	227,535	—	—	10,000	5,082
Executive Officer	2002	200,298	—	—	25,000	4,807
Hugh M. Foley	2004	$126,240				$6,132	(4)(5)
Vice President,	2003	136,000	—	—	5,000	5,918
Operations	2002	132,882	—	—	2,500	5,894
Joseph Sciacca	2004	$147,491	—	—	—	$9,772	(5)(6)
Vice President of	2003	153,926		—	16,000	9,425
Finance and Chief	2002	143,466	—	—	10,000	5,317
Financial Officer
James L. Sherwood, IV	2004	$123,398	—	—	—	$7,293	(6) (7)
Vice President,	2003	135,403	—	—	1,000	7,126
Contracts and	2002	133,758	—	—	8,000	4,492
Administration
Jonathan L. Scott	2004	$86,873	$33,935	—	20,000	$8,476	(7)
Senior Vice President,	2003	—	—	—	—	—
Sales and Marketing	2002	—	—	—	—	—

(1)	Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer’s total salary and bonus.

(2)	Mr. McNew’s annual base salary was reduced to $216,000 last year. On January 1, 2004, his salary was restored to $240,000.

(3)	Includes Company contributions of $3,860 to the 401(k) plan and $431 to health and benefit plans and an automobile allowance of $925.

(4)	Includes Company contributions of $2,213 to the 401(k) plan and $3,919 to health and welfare plans.

(5)	Includes Company contributions to health and welfare plans $2,585 and $7,187.

(6)	Includes Company contributions of $2,165 to the 401(k) plan and $5,128 to health and welfare plans.

(7)	Includes Company contributions of $4,391 to health and welfare plans and an automobile allowance of $4,085.

     The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during fiscal 2004 pursuant to the 1994 Stock Option Plan.

Option Grants in Fiscal Year 2004
1994 Stock Option Plan

	Individual Grants				Potential Realized Value
at Assumed Annual Rates
	Number of	Percentage of			of Stock Price
	Securities	Total			Appreciation for
	Underlying Options	Options Grante to Employees in	Exercise or Base	Expiration	Option Term(2)
Name	Granted	Fiscal Year	Price ($)	Date	5%($)	10%($)
Charles L. McNew	—	—	—	—	—	—
President/Chief Executive Officer
Hugh M. Foley	—	—	—	—	—	—
Vice President, Operations
Joseph Sciacca	—	—	—	—	—	—
Vice President of Finance and Chief Financial Officer
James L. Sherwood, IV	—	—	—	—	—	—
Vice President, Contracts and Administration
Jonathan L. Scott	20,000 (1)	52%	5.70	10/24/2013	$185,694	$295,687
Vice President, Sales and Marketing

(1)	On October 24, 2003, options to purchase 20,000 shares of the Company’s Common Stock were granted to Jonathan L. Scott.

(2)	Represents the potential realizable value assuming that the market price of the underlying security appreciates at annualized rates of 5 and 10 percent over the term of the award.

     The following table sets forth the information regarding option exercises by the Named Officers during fiscal 2004.

Aggregated Option Exercises and Fiscal Year-End Option Value

			Number of Securities Underlying
	Shares Acquired on	Value ($)	Options at Fiscal Year-End Unexercised		Value of Unexercised In-The- Money Options at Fiscal Year-End(1)
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles L. McNew	—	—	51,250	53,750	$2,200	$6,000
President/Chief Executive Officer
Hugh M. Foley	—	—	10,625	6,875	200	6,950
Vice President, Operations
Joseph Sciacca	—	—	12,500	38,500	800	36,660
Vice President of Finance and Chief Financial Officer
James L. Sherwood, IV	—	—	7,750	6,250	3,055	5,125
Vice President, Contracts and Administration
Jonathan L. Scott	—	—	—	—	—	—
Vice President, Sales and Marketing

(1)Represents the aggregate market value (market price of Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $4.37 on March 31, 2004.

Severance Arrangements

     On May 8, 2000, the Company entered into an Executive Severance Agreement (“Agreement”) with Mr. McNew, the Company’s President and Chief Executive Officer. The Agreement provides benefits under certain circumstances including a change in control of the Company and remains in effect so long as Mr. McNew continues to be employed by the Company. It confirms that employment is at will and provides for termination without additional compensation in the event of death, resignation, retirement or “for cause,” as defined in the Agreement. Except in connection with a change of control event as defined in the Agreement termination for any other reason results in compensation equal to twelve months salary. In the event of termination within one year after a change in control, Mr. McNew would receive compensation equal to twenty-four months salary subject to statutory limitations. In the event Mr. McNew was terminated without cause, on March 31, 2004, he would be entitled to a termination payment of approximately $480,000.

     The Company entered into termination/separation agreements on May 10, 2000 with Mr. Sciacca; on November 15, 1999 with Mr. Sherwood; and on January 17, 2003 with Mr. Foley. On March 20, 2003, Mr. Sciacca’s termination/separation agreement was modified to increase the period of payment in the event of termination without cause from six to nine months.

     For the above named individuals in the immediately preceding paragraph, in the event of involuntary termination without cause, the Company will continue to pay the then current individual’s salary for a period of six months (nine months for Mr. Sciacca) from the date of termination. In the event Messrs. Sciacca, Sherwood or Foley were terminated, without cause, on March 31, 2004, they would each be entitled to a termination payment of approximately $119,000, $61,000 and $62,000 respectively.

     In connection with the acquisition of Microserv, Inc. on August 29, 2003, the Company entered into severance and restricted agreements with Mr. Jonathan L. Scott. In the event of involuntary termination without cause, the Company will continue to pay the then current salary through August 29, 2006, payable during the twelve months following such termination. In the event Mr. Scott was terminated without cause on March 31, 2004, he would be entitled to a termination payment of approximately $199,346.

CERTAIN TRANSACTIONS

     On December 17, 2003, Research Industries Incorporated was liquidated and its assets distributed. Prior to its liquidation, Research Industries Incorporated was the Company’s largest shareholder and holder of $2.4 million in aggregate principal amount of the Company’s subordinated debt, and was owned by the late Arch C. Scurlock, the Company’s former Chairman of the Board and father of Arch C. Scurlock, Jr., a director of the Company. During the year ended March 31, 2004, the Company’s primary lender approved and the Company paid $225,000 of interest due to the Estate of Arch C. Scurlock (Estate), as holder of the Company’s subordinated debt. Such payments were approved by the Company’s primary lender pursuant to the terms of the Company’s loan agreement.

     Pursuant to a Securities Purchase Agreement dated July 23, 2003, certain investors acquired shares of Common Stock at a purchase price of $4.11 per share, which represents the closing price on July 23, 2003. In addition, as partial consideration for the purchase price paid for the shares of Common Stock, the Company issued to each purchaser a warrant granting such purchaser the right to acquire shares of Common Stock at an exercise price equal to $4.93 per share which warrants are currently exercisable and expire on July 23, 2008. Set forth below is information regarding transactions, which exceeded $60,000 with the Company’s officers and beneficial holders of 5% or more of the Company’s outstanding common stock:

Purchaser	Shares of Common Stock	Shares Subject to Warrants
Hugh M. Foley	12,165	2,433
Thomas L. Hewitt	24,331	4,866
Charles L. McNew	24,331	4,866
RSSJ Associates LLC	121,655	24,331
Joseph Sciacca	24,331	4,866
John M. Toups	24,331	4,866
Daniel R. Young	24,331	4,866

     In accordance with the Merger Agreement, as partial consideration for the acquisition of Microserv, Inc., the Company issued to the former shareholders of Microserv, Inc. promissory notes in an aggregate principal amount of $493,934, subject to reduction and setoff rights of the Company in accordance with the terms of the Merger Agreement. The entire principal amount of each of the notes issued to the former shareholders of Microserv is due and payable on or before February 28, 2005. All notes accrue interest at a rate of 5% per annum, which accrued but unpaid interest is required to be paid by the Company on a quarterly basis. As a result of this transaction, the G. and A. Ryles Living Trust of which Gerald Ryles, a director of the Company, is the manager, Jonathan L. Scott, an executive officer of the Company, and Gary Lukowski, a greater than 5% holder of the Company’s Common Stock, received notes worth and aggregate principal amount of $113,395.60, $52,934.23 and $176,279.48, respectively.

PERFORMANCE GRAPH–SHAREHOLDERS RETURN

     Set forth below is a graph comparing the cumulative return of the Standard & Poor’s (“S&P”) 500 Composite Stock Index (“S&P 500”) and the Technology Sector Composite Index compiled by S&P. The graph assumes a $100 initial investment on March 31, 1999 and a reinvestment of dividends in the Company and each of the companies reported in the indices through March 31, 2004.

	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04
Halifax Corporation	100.00	96.67	33.87	50.67	40.00	58.27
S&P 500	100.00	117.94	92.38	92.60	69.67	94.14
S&P Information Technology	100.00	180.89	69.76	64.60	43.50	62.67

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries to be set forth in the Corporation’s 2004 Annual Report to shareholders on Form 10-K for the year-end March 31, 2004, with management of the Company and Deloitte & Touche LLP, independent public accountants for the Company.

     The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

     The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee also considered whether the provision of non-audit services to the Company during the fiscal year 2004 by Deloitte & Touche LLP was compatible with maintaining Deloitte & Touche LLP’s independent status.

     Based on the review and discussions with management of the Company and Deloitte & Touche LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the year ended March 31 2004, in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004.

     This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report be specifically incorporated by reference.

     The Board of Directors has adopted a written Audit Committee Charter, which is attached hereto as Appendix A.

Audit Committee

John M. Toups, Chairman
Daniel R. Young
Thomas L. Hewitt

INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has served as the Company’s independent accountants since the year ended March 31, 2000. The Audit Committee has not selected independent accountants for the Company and its subsidiaries for the year ending March 31, 2005. The audit committee is in the process of considering independent accountants for fiscal year ending March 31, 2005 and expects to make a determination in the near future.

     The Company was advised by Deloitte & Touche LLP that no member of Deloitte & Touche LLP has any direct or indirect interest in the Company or any of its subsidiaries or has had, since its appointment, any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Aggregate fees for professional services rendered for the Company by Deloitte & Touche LLP as of or for the years ended March 31, 2004 and 2003 were:

	2004	2003
Audit Fees	$240,000	$237,000
Audit Related Fees	20,000	—
Tax Fees	11,330	28,500
All Other Fees	—	—

Total	$271,330	$265,508

     Audit Fees. The Audit Fees billed by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and March 31, 2003, respectively, were for professional services rendered for the audits of the financial statements of the Company, quarterly reviews, issuance of consents, and assistance with the review of documents filed with the Securities and Exchange Commission.

     Audit-Related Fees. The audit related fees for fiscal year ended 2004 were for consultations concerning the acquisition of Microserv.

     Tax Fees. The Tax Fees billed by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and March 31, 2003, respectively, were for services performed in connection with income tax services other than those directly related to the audit of the income tax accrual.

     All Other Fees. There were no All Other Fees billed by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and March 31, 2003.

     All services performed by Deloitte & Touche LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining Deloitte & Touche LLP’s independence.

Pre-Approval Policies and Procedures

     The Audit Committee must approve all auditing services and non-audit services provided by Deloitte & Touche LLP. The non-audit services specified in Section 10A(g) of the Exchange Act may not be provided by Deloitte & Touche LLP. The Audit Committee will periodically review fees for services rendered with the full Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company believes that all of these filing requirements were complied with by its officers and directors and by the other beneficial owners of more than 10% of the Company’s Common Stock. On making the foregoing statements, the Company has relied upon copies of the reporting forms received by it and certain written representations.

SHAREHOLDER PROPOSALS

     Pursuant to the proxy rules under the Exchange Act, the Company’s shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company’s 2005 Annual Meeting of Shareholders (the “2005 Meeting”) will be February 23, 2005. As to all such matters which the Company does not have notice on or prior to February 23, 2005, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2005 Annual Meeting to vote on such proposal. A shareholder proposal regarding the 2005 Annual Meeting must be submitted to the Company at its office located at 5250 Cherokee Avenue, Alexandria, Virginia 22312, by February 23, 2005 to receive consideration for inclusion in the Company’s 2005 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors knows of no additional matters to be presented for vote of the shareholders at the Annual Meeting, other than the approval of the minutes of the last shareholders’ meeting, which action shall not be construed as approval or disapproval of any of the matters referred to in such minutes, nor has it been advised that others will present any other matters. Should any matters be properly presented at the Annual Meeting for a vote of the shareholders, the proxies will be voted in accordance with the best judgment of the proxy cardholders.

ANNUAL REPORT

     This proxy statement is accompanied by the Annual Report to Shareholders for the year ended March 31, 2004, which includes a copy of the Company’s annual report on Form 10-K for the year ended March 31, 2004 as filed with the SEC (the “Annual Report”). The Annual Report is not a part of the proxy solicitation materials.

     EACH PERSON SOLICITED HEREUNDER CAN OBTAIN AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2004 WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO: HALIFAX CORPORATION, 5250 CHEROKEE AVENUE, ALEXANDRIA, VIRGINIA 22312, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors

Ernest L. Ruffner
Secretary

Appendix A

HALIFAX CORPORATION
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I.	Purpose

     There shall be a committee of the board of directors (the “Board”) to be known as the Audit Committee (the “Committee”) of Halifax Corporation (the “Company”). The Committee’s purpose is to:

     (A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

     (B) prepare an Committee report as required by the rules of the Securities and Exchange Commission (“SEC”).

II.	Composition

     The Committee shall have at least three (3) members, each of whom must meet the following conditions: (i) satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide (the “AMEX Company Guide”) (except as set forth in Section 121B(2)(b) of the AMEX Company Guide); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)); and (iii) be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the Committee who is financially sophisticated in that such member has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board shall elect or appoint a chairperson of the Committee (or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the Committee between meetings.

     A member of the Committee shall promptly notify the Committee and the Board if the member is no longer an independent director and such member shall be removed from the Committee unless the Board determines that an exception to the independent director requirement is available under the applicable section of the AMEX Company Guide with respect to such member’s continued membership and that an exception should be made.

III.	Meetings and Procedures

     Consistent with the Company’s Articles of Incorporation, Bylaws and applicable state law, the following shall apply:

•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

•	The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

•	The chairperson, in consultation with other members of the Committee, shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

IV.	Duties and Responsibilities

     The duties and responsibilities of the Committee shall be as follows:

•	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee;

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters,

and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

•	Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

•	Receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;

•	Ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

•	Report regularly to the Board;

•	Make an annual performance evaluation of the Committee;

•	Review and assess the adequacy of the Committee’s charter annually;

•	Comply with all preapproval requirements of Section 10A(i) of the Exchange Act and all SEC rules relating to the administration by the Committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 C.F.R. § 210.2-01(c)(7);

•	Approve all related party transactions;

•	Make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board; and

•	Act as a qualified legal compliance committee as defined in 17 C.F.R. § 205.2.

V.	Delegation

     Any duties and responsibilities of the Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee or a subcommittee of the Committee.

VI.	Limitations

     The Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. The members of the Committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Committee described in this charter. The review of the financial statements by the Committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

Appendix B

HALIFAX CORPORATION

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

I. Purpose

There shall be a committee of the board of directors (the “Board”) known as the Nominating and Corporate Governance Committee (the “Committee”) of Halifax Corporation (the “Company”). The Committee is responsible for developing and recommending to the Board a set of corporate governance policies for the Company, establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The Committee will also recommend to the Board nominees for directors and for committee membership.

II. Composition

The Committee shall be comprised of three or more members, all of whom must qualify as independent directors (“Independent Directors”) under the American Stock Exchange Company Guide (the “AMEX Company Guide”).

Notwithstanding this independence requirement, if the Committee is comprised of at least three members, one director, who is not independent as defined in Section 121 of the AMEX Company Guide, and is not a current officer or employee of the Company or a Family Member (as defined in the commentary of Section 121 of the AMEX Company Guide) of such person, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination (or Form 10-K if the Company does not file a proxy statement). A member appointed under this exception may not serve longer than two years.

The Committee members shall be appointed by the Board. The Board shall appoint one member of the Committee as chairperson. If the Board fails to elect a chairperson, the Committee members shall elect a chairperson from their members. The chairperson shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Committee chairperson is not present at a meeting, the remaining members of the Committee may designate an acting chairperson.

The members of the Committee shall serve for a term of one year or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the full Board. The Board shall have the authority to fill vacancies or add additional members to the Committee.

A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under the AMEX Company Guide with respect to such member’s continued membership on the Committee.

III. Meetings and Procedures

Consistent with the Company’s Articles of Incorporation, Bylaws and applicable state law, the following shall apply:

•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet at least annually and more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each Committee member. The Company shall make available to the Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Committee.

•	The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

•	The chairperson, in consultation with other members of the Committee, shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests, except that no director of the Company shall participate in discussions at which that director’s nomination or committee selection is being discussed.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

IV.	Responsibilities and Duties of the Committee

     The Committee has the following duties and responsibilities:

     Selection of Director Nominees and Committee Membership

•	Determine what types of backgrounds are needed to help strengthen and balance the Board and establish the process for identifying and evaluating nominees for director, including but not limited to establishing criteria for selecting new directors.

•	Determine the minimum qualifications that must be met by the Committee recommended candidates.

•	Authority to conduct background and qualifications checks of persons the Committee wishes to recommend to the Board as candidates or to fill vacancies as determined necessary by the Committee in its discretion.

•	Conduct director evaluations prior to nomination of incumbent directors for election.

•	Recommend to the Board the slate of nominees of directors to be proposed for election at the shareholders’ meeting and recommend to the Board individuals to be considered by the Board to fill vacancies. Approvals should follow a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

•	Recommend to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee, whether the candidate will be able to devote the requisite time to the Committee, the extent to which there should be a policy of periodic rotation of directors among the committees, and any limitations on the number of consecutive years a director should serve on any one Board committee.

•	Establish policies regarding the consideration of director candidates recommended by shareholders.

•	Establish procedures to be followed by shareholders in submitting recommendations for director candidates.

     Development and Implementation of Policies Regarding Corporate Governance Matters

•	Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•	Develop and review periodically, and at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and that policies of the Company comply with applicable laws, regulations and listing standards, and recommend any desirable changes to the Board.

•	Administer the Code of Business Conduct and Ethics for directors, officers and employees.

•	Consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.

•	Assist management in the review of director and officer liability insurance requirements and the alternative methods available for satisfying them.

     Succession Planning and Other Matters

•	Make recommendations to the Board with respect to potential successors for key management positions.

•	Obtain advice and assistance from internal or external legal or other advisors as required for the performance of its duties.

•	Review the Committee’s performance annually with respect to its evaluation of its performance.

•	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board any appropriate changes.

•	Report regularly to the Board.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

V.	Investigations and Studies; Outside Advisors

The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify and evaluate director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

HALIFAX CORPORATION

5250 Cherokee Avenue
Alexandria, Virginia 22312
Annual Meeting of Shareholders to be on held July 23, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ernest L. Ruffner and Joseph Sciacca or either of them, as proxies and attorneys in fact with full power of substitution to represent and to vote for the undersigned all shares of Common Stock, $0.24 par value, of Halifax Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Halifax Corporation to be held on July 23, 2004 and at any postponement or adjournment thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

HALIFAX CORPORATION

July 23, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m Arch C. Scurlock, Jr.
m Charles L. McNew
☐	WITHHOLD AUTHORITY	m John M. Toups
	FOR ALL NOMINEES	m John H. Grover
m Daniel R. Young
☐	FOR ALL EXCEPT	m Thomas L. Hewitt
	(See instruction below)	m Gerald F. Ryles

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	In their discretion, upon such other matters as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE HALIFAX CORPORATION PROXY STATEMENT.

Should the undersigned be present and choose to vote at the Annual Meeting or at any postponements or adjournments thereof, and after notification to the Secretary of Halifax Corporation at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date.

The undersigned acknowledges receipt with this Proxy, a copy of the Proxy Statement for the Annual Meeting of Shareholders to be held July 23, 2004 and 2004 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE MEETING ☐

Signature of Shareholder [                                      ] Date: [                   ] Signature of Shareholder [                                      ] Date: [                   ]

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.